Exhibit 5.1

July 15, 2013

Board of Directors
Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622

Re:	Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Discovery Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration under the Securities Act of the issuance of 1,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to be issued pursuant to the Company’s 2011 Long-Term Incentive Plan, as amended (the “2011 Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the 2011 Plan; (ii) the Company’s Restated Certificate of Incorporation, as amended; (iii) the Company’s Amended and Restated By-Laws; and (iv) resolutions adopted by the Company’s Board of Directors on July 29, 2011, September 13, 2011, July 18, 2012, September 14, 2012, and April 3, 2013.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to various questions of fact material to this opinion, we have also relied upon representations and warranties of the Company and upon such certificates and other instruments of officers of the Company and public officials furnished to us by the Company, in each case without independent investigation or verification of their accuracy.  We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2011 Plan that would expand, modify or otherwise affect the terms of the 2011 Plan or the respective rights or obligations of the participants thereunder, and that each award agreement setting forth the terms of each grant of options or other awards under the 2011 Plan is consistent with the 2011 Plan and has been duly authorized and validly executed and delivered by the parties thereto.

In our examination, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents; (iv) the authority of all persons signing any document; (v) the enforceability of all the documents and agreements we have reviewed in accordance with their respective terms against the parties thereto; and (vi) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the 2011 Plan, will be validly issued, fully paid and non-assessable.

Discovery Laboratories, Inc.
July 15, 2013

No opinion is expressed herein with respect to any laws other than Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial opinions interpreting same). No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

This opinion is expressed as of the date hereof.  We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any new facts that might affect any view expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and not for any other purpose.

Very truly yours,

/s/ Dentons US LLP

Dentons US LLP